UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective November 16, 2014, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with NeuroAssets SARL (“NeuroAssets”), a company registered in Vevey, Switzerland, pursuant to which the Company has engaged NeuroAssets, on a non-exclusive basis, to provide the Company with certain consulting services, including services related to: gathering and processing of scientific literature and information, sourcing and due diligence regarding potential acquisitions and/or licensing, development of clinical and preclinical programs, performance of research, assistance with intellectual property and fundraising, and other strategic initiatives (the “Services”).

The Consulting Agreement shall have a term which commences on November 1, 2014 and terminates on October 31, 2015, which may be earlier terminated or extended by mutual agreement of the parties (the “Term”). Either party may terminate the Consulting Agreement for any reason upon sixty (60) days written notice to the other party. Pursuant to the terms of the Consulting Agreement, Dr. David Lowe, a member of the Company’s Board of Directors, will devote 60% of his time to performing the Services and will assume the role of President of Amarantus Europe, which will be formed as a wholly owned subsidiary of the Company.

As consideration for the Services, NeuroAssets shall receive from the Company: (i) seventeen thousand two hundred and fifty ($17,250) dollars per month for the duration of the Term, and (ii) a bonus of sixty thousand ($60,000) dollars if and when the Company obtains listing to either the New York Stock Exchange or the NASDAQ Stock Market. The Company shall reimburse NeuroAssets for all pre-approved expenses entailed by NeuroAssets throughout the Term.

Pursuant to the Consulting Agreement, NeuroAssets has agreed that (i) certain proprietary information obtained during the term shall be kept confidential, and (ii) all such proprietary information and all work product produced by either the Company or NeuroAssets pursuant to the Consulting Agreement shall remain the property of the Company.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated November 1, 2014, by and between Amarantus BioScience Holdings, Inc. and NeuroAssets SARL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: November 24, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer